Phoenix, AZ - Chandler Dallas, TX - Carrollton Norwalk, CT Third Quarter 2016 Earnings October 31, 2016 10/31/2016

Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8- K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For additional information, including reconciliation of any non-GAAP financial measures, please reference the supplemental report furnished by the Company on a Current Report on Form 8-K filed October 31, 2016. Unless otherwise noted, all data herein is as of September 30, 2016. CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 2

Third Quarter 2016 Overview

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 4 Highlights  Third quarter Adjusted EBITDA of $73.1 million increased 24% over third quarter 2015  Third quarter Normalized FFO per share of $0.67, including $0.04 per share of non-recurring income, increased 18% over third quarter 2015  Third quarter revenue of $143.8 million increased $32.6 million or 29% over third quarter 2015  Leased 105,000 colocation square feet(1) and 17 megawatts (MW) in the third quarter totaling $27 million in annualized GAAP revenue(2), our fourth highest leasing quarter ever and more than double the annualized GAAP revenue(2) signed in third quarter 2015  Subsequent to the end of the quarter, leased up second expansion phase at Chicago - Aurora I facility  Backlog of $68 million in annualized GAAP revenue(2) as of the end of the third quarter, representing nearly $550 million in total contract value  Added three Fortune 1000 companies as new customers in the third quarter, increasing the total number of Fortune 1000 customers to 180 as of the end of the quarter  Added one of the ten largest cloud companies, increasing our total to seven out of the ten largest cloud companies Notes: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 2. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12.

Strong Leasing CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 5 Notes: 1. MRR, or monthly recurring rent, is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1M in each quarter. 2. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.  3Q’16 MRR(1) signed more than double 3Q’15 MRR(1) signed  Leasing volume over last four quarters more than triple the volume of the prior four quarters with a weighted average lease term of more than 9 years  Core enterprise leasing supplemented by demand from hyper-scale customers  Larger deals with longer terms; often signed before construction begins, limiting capital at risk $950 $1,521 $1,119 $1,112 $3,630 $3,610 $4,866 $2,250 5 10 5 5 30 25 40 17 - 5 10 15 20 25 30 35 40 45 4Q'14 1Q'15 2Q'15 3Q'15 4Q'15 1Q'16 2Q'16 3Q'16 $0 $1,000 $2,000 $3,000 $4,000 $5,000 M W Sign ed Ne w M R R (1) S ign e d ($ 0 0 0 ) New MRR(1) and MW Signed

Customer Base Notes: 1. Customers as of quarter-end for each period, including customers that are under contract but have yet to occupy space. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. 3. Based on September 2016 annualized rent. Annualized rent represents cash rent, including metered power reimbursements, for the month of September, multiplied by 12. CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 6  Customer base up 59% over last three years  Favorable credit profile with 63% of revenue generated by investment grade customers  Balanced portfolio driven by appeal of product offering across all verticals  Strength in financial services vertical enhanced by increased presence in Chicago and broad coverage of New York metro area  Increase in demand from cloud service providers 598 656 929 952 3Q'13 3Q'14 3Q'15 3Q'16 200 400 600 800 1,000 Total Customers(1) 128 141 169 180 3Q'13 3Q'14 3Q'15 3Q'16 50 100 150 200 Fortune 1000 Customers(1)(2) 7% 9% 17% 23% 15% 10% 8% 8% 3% IT - Managed Services IT - Enterprise / Other IT - Cloud Financial Services Energy Other Industrials Telecommunications Healthcare Revenue(3) by Vertical

CyrusOne Third Quarter 2016 Earnings Presentation Secular Trends - Data Growth Not Slowing Down Built for Tomorrow. Ready Today. | 7 The size of the digital universe is expected to nearly double every two years, growing to 180 zettabytes by 2025, 23 times larger than in 2015… 1 zettabyte would be able to store over 2 billion years of music 10% 17% 2007 2015 Source: IDC, BofA Merrill Lynch Global Research Percentage of Enterprise Data Center Requirements Outsourced …while the trend toward outsourcing data center requirements continues, even though still in the early stages

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 8 Data Growth - Mobile Traffic and Connected Devices Sources: Cisco Visual Networking Index White Paper (Jun’16) and Ericcson Mobility Report (Jun’16) Significant expected continued growth in global MOBILE TRAFFIC… …and INTERCONNECTED DEVICES over the next several years

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 9 IaaS Market is Evolving Very Rapidly Legacy Data Center 58% Public Cloud 31% Private Cloud 11% Legacy Data Center 80% Public Cloud 17% Private Cloud 3% …With Cloud Migration Leading the Way 2015 and 2020E Data Center Spending Breakdowns 2020E Source Gartner, UBS estimate 2015E Cloud Share Up ~2x in 5 years IaaS Has Reached an Inflection Point… Source Gartner, Company data, Morgan Stanley Research 1 2 3 4 6 9 12 16 21 27 34 0 10 20 30 40 The IaaS Market May Reach $34Bn by 2018E IaaS Market, In $Bn

Cloud Growth - Demand Accelerating

CyrusOne

Strong growth among cloud service providers; active M&A market

AWS reports $3.2 billion in revenue in Q3 2016, up 55% over last year

Microsoft Azure revenue jumped 116% in Q1 2017

Oracle Purchase of NetSuite Will Help It Vie With Cloud Rivals

The Cloud Deal Wave Hasn't Crested Yet

Microsoft's cloud business adding 120,000 new monthly customer subscriptions



Azure momentum
>120k
NEW AZURE CUSTOMER SUBSCRIPTIONS/MONTH
>1.4Million
SQL DATABASES IN AZURE

Source: Microsoft Build 2016 conference (Mar'16)

Increased adoption of flash-based solid state drives

Market Trends Q2 2016: SSD Shipments Up 41.2% YoY

Source: TrendFocus



SSD vs HDD
SSDs deliver at least
6000 io/s
Random I/O Performance
SSDs are at least 15 times faster than HDDs
HDDs reach up to
400 io/s
SSDs have an average I/O wait of
1 %
CPU Power
You will have an extra 6% of CPU power for other operations
HDDs' average I/O wait is about
7 %

IN ORDER TO VIDEO RECORD EVERYONE IN THE U.S. 24x7 FOR AN ENTIRE YEAR, YOU WOULD NEED ~9.5 MILLION RACKS OF STORAGE CAPACITY

CyrusOne Third Quarter 2016 Earnings Presentation

Built for Tomorrow. Ready Today. | 10

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 11 The Cloud is Disrupting the Traditional IT Stack Legacy IT Stack Next-Gen Cloud Applications Middleware Hardware Cloud Apps Cloud PaaS Cloud IaaS platform

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 12 AWS and Azure Control 50% of a $19 Billion Market OVER $1 BILLION IN TOTAL CONTRACT VALUE WITH CLOUD SERVICE PROVIDERS Other 19% AWS 40% Next 10 6% Azure 11% Salesforce 5% Rackspace 3% IBM 6% Google 5% NTT 1% Fujitsu 2% Oracle 2% Alibaba (Alicloud) 2% CyrusOne counts seven of top ten as customers

CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 13 Strong Development Yields $220 $216 $225 $278 $289 $310 $341 $357 4Q'14 1Q'15 2Q'15 3Q'15 4Q'15 1Q'16 2Q'16 3Q'16 $- $100 $200 $300 $400 Annualized NOI(1) ($MM) Development Yield(2) Gross Inv. in Real Estate, less CIP $1,251 $1,297 $1,341 $1,546 $2,129 $1,597 $1,756 $2,036 18% 17% 17% 18% 18% 18% 17% 17% Notes: 1. 1Q’15, 3Q’15, and 4Q’15 annualized NOI adjusted to exclude Austin 1 facility lease exit costs of $0.7M, $0.4M, and $0.3M, respectively. 2. Development Yield is calculated by dividing annualized Net Operating Income (NOI) by gross investment in real estate, less construction in progress. $1,251 $2,129 4Q'14 3Q'16 $- $500 $1,000 $1,500 $2,000 $2,500 Able to maintain upper-teen yields even with 70% increase in investment since 4Q’14 Inv. in Real Estate ($MM) SPEED + SCALE + INNOVATION = SUCCESS!  Development yield of 17% includes development properties that are not yet stabilized  We believe we can deliver data centers faster and at a lower cost, which allows us to achieve higher development yields

CyrusOne Third Quarter 2016 Earnings Presentation “On Time and Under Budget”…and Open for Business Notes: 1. Development yield calculated based on Sep’16 NOI annualized. 2. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. $145 $214 ~$300 16% 15% 15-17% 0% 10% 20% Sterling II Sterling I & II Sterling I-III 100% Built $0 $50 $100 $150 $200 $250 $300 D ev e lopme n t Y ie ld Cumu la ti ve In ve st me n t ($MM) Northern Virginia - Sterling (1)  Northern Virginia - Sterling II build cost < $6.5M per MW driven by:  Advanced supply chain techniques  Modular power and cooling units  Empowered decision makers to maintain efficiency of project  Fully leased data center generating Day 1 income 6 month build time 159K CSF(2) 30 MW of power capacity 100% leased Built for Tomorrow. Ready Today. | 14 Cumulative Investment Development Yield

CyrusOne Third Quarter 2016 Earnings Presentation Strong Development Yields (Dallas - Carrollton) $56 $94 $153 $185 $213 ~$275 (4%) 3% 13% 16% 16% 18-20+% (10%) 0% 10% 20% 4Q'12 4Q'13 4Q'14 4Q'15 3Q'16 100% Built $0 $50 $100 $150 $200 $250 $300 D ev e lopm e n t Y ie ld Cumu la ti ve In ve st me n t ($MM) DH 1 DH 2 DH 3 DH 4 DH 5 DH 7 DH 6 Dallas - Carrollton UNBUILT BUILT  Carrollton facility can eventually accommodate 7 data halls, each ~60-70K CSF(1); 5 currently built out - DH 5 recently commissioned and still in lease-up phase  Between 4Q’14 and 3Q’16, annualized NOI increase of ~$15M drove development yield increase from 13% to 16% with $60M in additional investment; currently 77% utilized  Forecasted development yields are based on current build costs, leasing velocity, market prices, and forecasted incremental operating expenses  For a facility the size of Carrollton there is significant operating leverage, and development yields could eventually reach 18-20+% Note: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. Built for Tomorrow. Ready Today. | 15 Cumulative Investment Development Yield

Third Quarter 2016 Financial Review

Revenue, Adj. EBITDA, Normalized FFO and Churn

CyrusOne

Revenue

($ Millions)



$111.2
+29%
$143.8
3Q'15
3Q'16

Adjusted EBITDA

($ Millions)



$59.0
+24%
$73.1
3Q'15
3Q'16

Normalized FFO

($ Millions)



$41.2
+33%
$54.8
3Q'15
3Q'16

	3Q'15	3Q'16
Norm. FFO per Share	$0.57	$0.67

Churn

Recurring Rent Quarterly Churn[1]



3.1%
0.6%
0.7%
0.4%
1.3%
2.7%
3.8%
1Q'15
2Q'15
3Q'15
4Q'15
1Q'16
2Q'16
3Q'16

Revenue growth driven by:

- Expansion of customer base
- Increase in leased CSF[2] of 31% compared to 3Q'15

Strong Adjusted EBITDA and Normalized FFO growth

- Driven primarily by strong growth in revenue

Churn

- Full year churn net of company-initiated churn in 2Q/3Q expected to be ~8%

Notes:

1. Recurring rent quarterly churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Third Quarter 2016 Earnings Presentation

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Year over Year P&L Analysis

($ Millions)	Three Months Ended 3Q 2016	Three Months Ended 3Q 2015	Fav/(Unfav) $	Fav/(Unfav) %
Revenue	$ 143.8	$ 111.2	$ 32.6	29%
Property operating expenses[1]	54.6	41.8	(12.8)	-31%
Net Operating Income (NOI)[1]	**89.2**	**69.4**	**19.8**	**29%**
NOI Margin	*62%*	*62%*		
Selling, general & administrative[2]	18.4	13.8	(4.6)	-33%
Less: Stock-based compensation	(2.3)	(3.4)	(1.1)	32%
Adjusted EBITDA	**$ 73.1**	**$ 59.0**	**$ 14.1**	**24%**
Adjusted EBITDA Margin	*51%*	*53%*		
Normalized FFO	**$ 54.8**	**$ 41.2**	**$ 13.6**	**33%**
Normalized FFO per share	**$ 0.67**	**$ 0.57**	**$ 0.10**	**18%**
Weighted Avg. Shares Diluted (MM)	**81.3**	**72.6**		

- Revenue growth of 29%
- NOI up 29% over 3Q'15 driven by revenue growth
- Adjusted EBITDA up 24% over 3Q'15 driven primarily by higher NOI, partially offset by higher SG&A costs
- SG&A increase reflects upfront investment in talent and systems to scale the organization
- Increase in Normalized FFO of 33% due primarily to growth in Adjusted EBITDA

Notes:

1. 3Q'15 property operating expenses and NOI adjusted (Adjusted Annualized NOI) to exclude one-time impact of $350K in costs associated with the termination of the Austin 1 facility lease.
2. Legal claim costs of $0.2 million in 3Q'16 and severance costs of $1.9 million in 3Q'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.

CyrusOne Third Quarter 2016 Earnings Presentation

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Market Diversification / Portfolio Overview

CyrusOne

Revenue[1] by Market


International
Austin
5%
Chicago
5%
Phoenix
6%
Dallas
18%
San Antonio
10%
16%
Cincinnati
Northern Virginia
12%
13%
15%
NY Metro
Houston

- Increasingly diversified portfolio with balanced contribution with nine primary markets

Portfolio Overview

Market	As of September 30, 2016 CSF[2] Capacity (Sq Ft)	As of September 30, 2016 % Utilized[3]	As of September 30, 2015 CSF[2] Capacity (Sq Ft)	As of September 30, 2015 % Utilized[3]
Dallas	431,239	83%	350,946	88%
Cincinnati	386,508	92%	419,589	91%
Houston	308,074	71%	255,094	87%
Northern Virginia	236,911	100%	74,653	69%
Phoenix	215,892	92%	149,620	100%
Austin	121,833	49%	59,995	99%
New York Metro	121,530	90%	121,434	87%
Chicago	111,660	84%	23,298	53%
San Antonio	108,064	99%	43,843	100%
International	13,200	81%	13,200	80%
Total Footprint	**2,054,911**	**85%**	**1,511,672**	**89%**
Stabilized Properties[4]	**1,871,276**	**93%**		

- 36% increase in CSF[2] capacity compared to September 30, 2015, with Utilization[3] on Stabilized Properties[4] at 93%
- Recent capacity additions in Dallas, Houston, Phoenix and Austin account for decline in Utilization[3] compared to September 30, 2015

Notes:

1. Based on September 2016 annualized rent adjusted to include impact of September 30, 2016 backlog. Annualized rent represents cash rent, including metered power reimbursements, for the month of September, multiplied by 12.
2. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Utilization is calculated by dividing CSF under signed leases (whether or not the lease has commenced billing) by total CSF.
4. Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized.

CyrusOne Third Quarter 2016 Earnings Presentation

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Lease Term / Expirations Note: 1. Based on September 2016 annualized rent adjusted to include impact of September 30, 2016 backlog. Annualized rent represents cash rent, including metered power reimbursements, for the month of September, multiplied by 12. CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 20  Inclusive of backlog, remaining average lease term has nearly doubled since IPO to almost 4.5 years  Nearly a quarter of portfolio has lease term through at least 2025 28 53 4Q'12 3Q'16 Wtd. Avg. Remaining Lease Term (Mos.)(1) 2% 4% 17% 19% 10% 9% 9% 2% 1% 3% 4% 19% M TM 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 + Lease Expirations(1)

Development

As of 9/30/16

Market	CSF Under Development[1,2]	Critical Load Capacity[3] Under Development
Northern Virginia	120K	21 MW
San Antonio	132K	24 MW
Phoenix	73K	18 MW
Chicago	25K	6 MW
Total	**350K**	**69 MW**

Development Projects

- Development projects across diverse set of markets expected to deliver 350K CSF[1] and 69 MW of power
- For projects currently under development, 72% of CSF[1] is contractually committed to customers
- Estimated $278-$309 million cost to complete
  - Expected to be incurred during 2016 and 1H'17

Significant Growth in Footprint with Inventory for Future Expansion

- Estimated ~2.4M of CSF[1] online upon completion of projects in current development pipeline, up 50% from ~1.6M CSF[1] at the beginning of 2016
- Well positioned to capture future growth:
  - ~1.0M NRSF[1] of additional powered shell available for future development upon completion of projects in development pipeline
  - 269 acres of land available for future development

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Represents square footage at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.
3. Represents aggregate power available for lease to and exclusive use by customers expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

CyrusOne Third Quarter 2016 Earnings Presentation

Built for Tomorrow. Ready Today. | 21

Capital Structure and Debt Maturity Schedule CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 22  Favorable capital structure with low leverage (Net Debt to Adjusted EBITDA(2) of 3.7x; 3.0x taking into account impact of equity forward sale)  Substantial available liquidity of $599 million (more than $810 million taking into account impact of equity forward sale)  No significant near-term maturities w/ 5 year weighted average remaining term  S&P recently upgraded its corporate credit rating to BB- and its issue-level rating to BB, maintaining a positive outlook on its corporate credit rating Notes: 1. Based on 9/30/16 closing price of $47.57. 2. 3Q’16 Adjusted EBITDA annualized. ($ Millions) Capital Structure September 30, 2016 Debt Maturity Schedule September 30, 2016

Lease Commencements CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 23 Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power) Note: 1. Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. 2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. $0.8 $27.0 $18.1 $6.2 $1.9 3Q'16 4Q'16 1Q'17 2Q'17 and Thereafter Total $- $10 $20 $30 3Q’16 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)  In 3Q’16, leased 17 MW and 105,000 CSF(2); weighted average lease term of 63 months  Estimates on lease commencements for future quarters are based on current estimated installation timelines  Excluding estimates for pass-through power charges, leases signed during 3Q’16 represent approximately $27.0M of annualized GAAP revenue(1)  Total annualized GAAP revenue(1) backlog of approximately $67.6M as of the end of 3Q’16 $21.9 $67.6 $43.8 $1.9 4Q'16 1Q'17 2Q'17 and Thereafter Total $- $20 $40 $60 $80 $100

2016 Guidance CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 24 Category ($ Millions except for Normalized FFO) Previous 2016 Guidance Revised 2016 Guidance Total Revenue $520 - 530 $523 - 530 Base Revenue $470 - 475 $472 - 476 Metered Power Reimbursements $50 - 55 $51 - 54 Adjusted EBITDA $270 - 280 $275 - 278 Normalized FFO per diluted common share or common share equivalent $2.50 - 2.58 $2.59 - 2.62 Capital Expenditures $635 - 655 $635 - 655 Development $630 - 646 $630 - 646 Recurring $5 - 9 $5 - 9

Appendix (Non-GAAP Reconciliations)

Net Operating Income Revenue 86.9$ 85.7$ 89.1$ 111.2$ 113.3$ 117.8$ 130.1$ 143.8$ Property operating expenses 32.0 32.3 32.8 42.2 41.4 40.3 44.8 54.6 Net Operating Income (NOI) 54.9$ 53.4$ 56.3$ 69.0$ 71.9$ 77.5$ 85.3$ 89.2$ Add Back: Lease exit costs - 0.7 - 0.4 0.3 - - - Adjusted Net Operating Income (Adjusted NOI) 54.9$ 54.1$ 56.3$ 69.4$ 72.2$ 77.5$ 85.3$ 89.2$ June 30, 2016 Sept. 30, 2016 Three Months Ended Mar. 31, 2015 June 30, 2015 Sept. 30, 2015 Dec. 31, 2015 Mar. 31, 2016Dec. 31, 2014Non-GAAP Reconciliations CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 26 ($ in Millions) ($ in Millions) LQA 3Q 2016 Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA: Net (loss) income 17.6$ 4.4$ (5.3)$ Interest expense 55.2 13.8 12.1 Income tax expense 2.4 0.6 0.7 Depreciation and amortization 202.4 50.6 39.1 EBITDA 277.6 69.4 46.6 Transa tion and acquisit on integration costs 4.8 1.2 1.8 Legal claim costs 0.8 0.2 - Stock-based compensation 9.2 2.3 3.4 Severance and management transition costs - - 1.9 Lease exit costs - - 0.4 Asset impairments and loss on disposals - - 4.9 Adjusted EBITDA 292.4$ 73.1$ 59.0$ Three Months Ended Sept. 30, 2016 Sept. 30, 2015

Non-GAAP Reconciliations CyrusOne Third Quarter 2016 Earnings Presentation Built for Tomorrow. Ready Today. | 27 Sept. 30, 2016 Sept. 30, 2015 Reconciliation of Net (Loss) Income to FFO and Normalized FFO: Net (loss) income 4.4$ (5.3)$ Real estate depreciation and amortization 44.2 31.9 Asset impairments and loss on disposal - 4.9 Funds from Operations (FFO) 48.6$ 31.5$ Amortization of customer relationship intangibles 4.8 5.6 Transaction and acquisition integration costs 1.2 1.9 Severance and management transition costs - 1.9 Legal claim costs 0.2 - Lease exit costs - 0.3 Normalized Funds from Operations (Normalized FFO) 54.8$ 41.2$ Normalized FFO per diluted common share or common share equivalent 0.67$ 0.57$ Weighted average diluted common shares and common share equivalents o/s 81.3 72.6 CyrusOne Inc. Reconciliation of Net (Loss) Income to FFO and Normalized FFO (Dollars in millions) (Unaudited) Three Months Ended